Exhibit 99.1

Bayview Acquisition Corp Announces Shareholder Approval of Extension and Minimal Redemptions at Extraordinary General Meeting

New York, NY, June 3, 2026 (GLOBE NEWSWIRE) — Bayview Acquisition Corp (NASDAQ: BAYA, BAYAU, and BAYAR) (the “Company”) announced that, at its extraordinary general meeting of shareholders held on May 28, 2026 (the “Meeting”), its shareholders approved the proposals to extend the deadline by which the Company must complete its initial business combination, and that redemptions in connection with the vote were limited.

At the Meeting, holders of 2,291,094 ordinary shares — approximately 83.67% of the Company’s outstanding shares as of the May 4, 2026 record date — were represented virtually or by proxy. Both (i) the proposal to extend the date by which the Company must complete its initial business combination from June 19, 2026 to December 19, 2026, with all six extensions comprised of one month each and (ii) the proposal to amend the Company’s investment management trust agreement, dated December 14, 2023 by and between the Company and Equiniti Trust Company, LLC to allow the Company to extend the date by which it must consummate an initial business combination from June 19, 2026 by up to six one-month extensions, to as late as December 19, 2026, with a deposit of $50,000 into the Company’s trust account for each one-month extension.

In connection with the vote, ten (10) holders of only 124,156 ordinary shares, representing less than 5% of total shares outstanding, exercised their right to redeem their shares for cash, at a redemption price of approximately $12.03 per share, for an aggregate redemption amount of approximately $1.49 million.

“We appreciate the strong support our shareholders showed for the extension, and the low level of redemptions reflects their continued confidence in Bayview as we work toward an initial business combination with Oabay Inc.,” said Xin Wang, Chief Executive Officer of Bayview. “We remain focused on completing a transaction that delivers value to our shareholders.”

About Bayview Acquisition Corp

Bayview Acquisition Corp is a blank check company whose business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. While the company is not limited to a particular industry or geographic region in its identification and acquisition of a target company, the company has focused its search on businesses throughout Asia.

About Oabay Inc.

Oabay Inc. (“Oabay”) provides trade credit digital transformation solutions that primarily consist of two types of services: supply chain finance cloud services and trade credit management cloud services. Leveraging and building upon its experience in accounts receivable factoring and enterprise credit digitalization for small-to-medium-sized enterprises, Oabay offers supply chain financing to critically and strategically positioned companies, and optimizes the process to produce credit assets within supply chains for financial institutions and other companies with improved efficiency and savings. Oabay has more than ten years of operating history and is a pioneer in the Chinese trade credit technology solutions industry.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include, but are not limited to, statements regarding the Company’s ability to complete its business combination with Oabay. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

For investor and media inquiries, please contact:

Bayview Acquisition Corp
Xin Wang, CEO
Email: xwang@bayviewspac.com

Tel.: 203-998-5540